Filed pursuant to Rule No 424(b)(3)
File Number  333-87774

Prospectus Supplement No. 3
(to Prospectus dated August 28, 2002)

KFx INC.

24,595,204 Shares of Common Stock

This Prospectus Supplement No. 3 supplements our prospectus dated August 28, 2002.  The prospectus relates to the resale of shares of our common stock by the selling stockholders identified in the prospectus (including their transferees, pledges, donees or other successors).  You should read this Prospectus Supplement No. 3 in conjunction with the prospectus listed above.

Amendments to Selling Stockholder Table

                The information contained in the table and in the footnotes to the table under the heading “Selling Stockholders” is hereby amended with respect to the selling stockholder listed below as follows:

Selling Stockholder	Total Common Stock Beneficially Owned Before Offering	Maximum Number of shares Offered Hereby		Shares of Common Stock Beneficially Owned After Offering

Name	(1) Number	Number		(2) Number	(3) %

Westcliff Fund, L.P.	2,215,958	2,215,958	(13)	0	*

____________________

(13)

Includes 351,254 shares of common stock and 1,304,652 shares of common stock issuable upon exercise of warrants that were transferred to Westcliff Fund, L.P. by Noranda Finance, Inc. Retirement Plan for Affiliated Companies Trust on September 1, 2005.

The date of this prospectus supplement is September 22, 2005.